Exhibit 4.4

[SPECIMEN WARRANT CERTIFICATE]

NUMBER W______	WARRANTS

[INSERT APPROPRIATE RESTRICTIVE LEGEND]

(THIS WARRANT WILL BE VOID IF NOT EXERCISED PRIOR TO 5:00 P.M.

NEW YORK CITY TIME, _____________, 2010)

SYMMETRY HOLDINGS INC.

CUSIP

WARRANT

THIS CERTIFIES THAT, for value received ,_____________________, is the registered holder (the “holder”) of ________________ Warrants, expiring at 5:00 p.m. New York City time on ___________, 2010 and entitling the holder, upon exercise after the date specified in the next sentence, to purchase one fully paid and non-assessable share of common stock, par value $.001 per share (the “Shares”), of SYMMETRY HOLDINGS INC., a Delaware corporation (the “Company”), for each Warrant evidenced by this Warrant Certificate, at the price of $5.50 per Share (the “Warrant Price”), upon surrender of this Warrant Certificate and payment of the Warrant Price at the office or agency of the Warrant Agent (identified below) in accordance with the Warrant Agreement (as defined below).     Each Warrant becomes exercisable on the later of (i) the Company’s consummation of the Initial Business Combination (as defined in the Warrant Agreement) or (ii) __________, 2007. The Warrant Agreement provides that, upon the occurrence of certain events, the Warrant Price and the number of Shares purchasable upon exercise of a Warrant, may, subject to certain conditions, be adjusted.

This Warrant Certificate and the Warrants evidenced hereby have been issued pursuant to the Warrant Agreement dated _________, 2006 between the Company and _____________, as Warrant Agent (the “Warrant Agreement”). Notwithstanding anything contained herein to the contrary, this Warrant Certificate and the Warrants evidenced hereby shall be governed by and be subject to the conditions, limitations and provisions set forth in the Warrant Agreement.

No fraction of a Share will be issued upon any exercise of a Warrant. If, upon exercise of a Warrant, the holder would be entitled to receive a fractional Share, the Company will, upon exercise, issue that number of Shares obtained by rounding such fractional share up to the nearest whole number.

Upon exercise of less than the total number of Warrants evidenced by this Warrant Certificate, the Warrant Agent shall issue to the holder a new Warrant Certificate of like tenor and evidencing the number of Warrants not so exercised.

Upon due presentment for exchange or transfer of this Warrant Certificate at the office or agency of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the holder or transferee, as applicable, subject to the limitations set forth in the Warrant Agreement, without charge except for any applicable tax or other governmental charge.

The Company and the Warrant Agent may deem and treat the holder as the absolute owner of this Warrant Certificate and the Warrants evidenced hereby (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution in respect hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

Neither this Warrant Certificate nor any of the Warrants evidenced hereby entitle the holder to any of the rights of a stockholder of the Company.

The Company may redeem the Warrants, in whole and not in part, at a price of $ .01 per warrant at any time after the Warrants become exercisable, by giving 30 days’ prior written notice of redemption, if, and only if, the last sales price of the Shares equals or exceeds $11.00 per Share for any 20 trading days within a 30 trading day period ending three business days before the Company gives the notice of redemption. The right to exercise the Warrants will be forfeited unless they are exercised before the date specified in the notice of redemption. On and after the redemption date, the record holder of a Warrant will have no further rights except to receive, upon surrender of the Warrants, the redemption price. The Warrant Agreement provides that, upon the occurrence of certain events, the $11.00 minimum last sales price of the Shares at which the Warrants become subject to redemption, may, subject to certain conditions, be adjusted.

This certificate is not valid unless countersigned and registered by the Warrant Agent. Witness, the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

By	By
Chief Executive Officer	President

                   [WARRANT AGENT]

By _______________________________

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	– as tenants in common
TEN ENT	– as tenants by the entireties
JT TEN	– as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT – ______________________ as Custodian for _______________________

(Cust) (Minor)
under Uniform Gifts to Minors Act of ________________________
(State)

Additional abbreviations may also be used though not in the above list.

SUBSCRIPTION FORM

To Be Executed by the Holder in Order to Exercise Warrants

The undersigned holder, _______________, hereby irrevocably elects to exercise ________ Warrants evidenced by this Warrant Certificate, and to purchase the shares of Common Stock issuable upon the exercise of such Warrants, and requests that certificates for such shares be issued in the name of and be delivered to

_____________________________________________________________________________________________________

_____________________________________________________________________________________________________

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, AND INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE) ______________________ (_________)

and, if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate of like tenor for the balance of such Warrants be registered in the name of, and delivered to, the holder at the address stated below.

__________________________________

(Signature)

NOTICE: The signature to this assignment must
correspond with the name as written upon the face
of the certificate in every particular, without
alteration or enlargement or any change whatever.

__________________________________

(Dated)

__________________________________ (Signature Guaranteed)

THE SIGNATURE SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

ASSIGNMENT FORM

To Be Executed by the Holder in Order to Transfer Warrants

For value received, the undersigned holder, _________________________________, hereby sells, assigns and transfers unto

________________________________________________________________________________________________

________________________________________________________________________________________________

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, AND INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE) ______________________ (_________)

Warrants represented by the within Warrant Certificate, and does hereby irrevocably constitute and appoint

______________________________________ Attorney to transfer the said Warrants on the books of the within-named Corporation and Warrant Agent with full power of substitution in the premises.

__________________________________

(Signature)

NOTICE: The signature to this assignment must
correspond with the name as written upon the face
of the certificate in every particular, without
alteration or enlargement or any change whatever.

__________________________________

(Dated)

__________________________________ (Signature Guaranteed)

THE SIGNATURE SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).